NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS INCREASED SECOND QUARTER PROFIT OF $8.3 MILLION

OLNEY, MARYLAND, July 21, 2011 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the second quarter of 2011 of $8.3 million ($.34 per diluted share) compared to net income of $6.3 million ($0.26 per diluted share) for the second quarter of 2010 and net income of $7.3 million ($0.30 per diluted share) for the first quarter of 2011. The second quarter of 2011 included a provision for loan and lease losses of $1.2 million compared to $6.1 million for the second quarter of 2010 and $1.5 million for the first quarter of 2011.

Net income for the six-month period ended June 30, 2011 totaled $15.6 million ($0.65 per diluted share) compared to net income of $6.8 million ($0.33 per diluted share) for the prior year period. Results for the year-to-date included a provision for loan and lease losses totaling $2.7 million for the first six months of 2011. Results for the first six months of 2010 included a provision for loan and lease losses of $21.1 million.

“We are pleased with our growth in lower cost core deposits, which form the foundation of many of the banking relationships with our clients. Together with continued growth in our wealth management lines, these provide us with multiple opportunities to deliver an outstanding experience to our clients,” said Daniel J. Schrider, President and Chief Executive Officer. “While most indicators continue to point to a very extended and uneven economic recovery, and as quality loan demand continues to be inconsistent at best, we originated $115 million in commercial loans to new and existing clients during the first half of 2011. We believe our improving credit metrics, strong capital and liquidity levels and our community bank presence position us extremely well for the growth opportunities that should occur, as this challenging economic environment improves over time.”

Second Quarter Highlights:

•
While loan balances declined slightly compared to the first quarter of 2011, new commercial loan originations totaled $115 million for the first six months of the year compared to $53 million for the prior year period.

•	Deposits increased 2% for the second quarter of 2011 compared to the first quarter of the year due to significant growth of noninterest-bearing demand deposits, which grew 5% during this period.

•	The net interest margin was 3.58% for the second quarter of 2011, which was the same as the second quarter of 2010 compared to 3.65% for the first quarter of 2011.

•
Revenue from wealth management services, which includes fees from trust and investment management and sales of investment products, increased 15% for the second quarter of 2011 compared to the second quarter of 2010 due to growth in assets under management.

•
The provision for loan and lease losses totaled $1.2 million for the quarter compared to $6.1 million for the second quarter of 2010 and $1.5 million for the first quarter of 2011 as credit quality continues to improve.

•
Non-performing loans declined to $76.5 million compared to $109.3 million at June 30, 2010 and $88.3 million at March 31, 2011. This decrease also resulted in a coverage ratio of the allowance for loan and lease losses to non-performing loans of 72% at June 30, 2011 compared to a ratio of 65% at June 30, 2010 and 67% at March 31, 2011.

Review of Balance Sheet and Credit Quality

Comparing June 30, 2011 balances to June 30, 2010, total assets decreased 2% to $3.6 billion from $3.7 billion. Total loans and leases decreased 4% to $2.1 billion compared to the prior year. The decrease in loans was due primarily to declines in commercial business and consumer loans which were partially offset by an increase in commercial investor real estate loans. The overall trend was due to a combined general lack of loan demand and increased pay-downs as a result of the soft economy. During the current quarter the commercial loan portfolio declined slightly, while total loans at quarter end decreased 1% as compared to such loan balances at March 31, 2011.

Customer funding sources, which include deposits and other short-term borrowings from core customers, decreased 1% compared to the second quarter of 2010. This decrease was due largely to a $95 million or 13% decline in certificates of deposit as a result of a reduction in rates reflecting the Company’s net interest margin strategy. Noninterest-bearing and interest-bearing checking accounts increased $104 million or 12%, offsetting the decline in certificates of deposit.  Growth in checking accounts was the main driver in the growth in core deposits due to our clients’ emphasis on safety and liquidity.  Compared to the prior year, money market accounts experienced a 3% decline due mainly to clients’ redeployment of funds into alternative investment products.

Stockholders’ equity totaled $423.7 million at June 30, 2011 compared to $483.7 million at June 30, 2010.  The decline in equity was the direct result of the repayment of $84.0 million of preferred stock and the related warrant previously issued in 2008 as part of the Company’s participation in the TARP Capital Purchase Program. However, the ratio of tangible common equity to tangible assets increased significantly from 8.63% at June 30, 2010 to 9.51% at June 30, 2011. At June 30, 2011, the Company had a total risk-based capital ratio of 16.01%, a tier 1 risk-based capital ratio of 14.75% and a tier 1 leverage ratio of 10.64%.

Non-performing assets totaled $83.4 million at June 30, 2011 compared to $118.0 million at June 30, 2010 and $96.3 million at March 31, 2011. The decrease compared to the prior year was due primarily to decreases in both non-accrual loans and loans 90 days or more delinquent, particularly in the commercial real estate mortgage and construction portfolios, as a result of charge-offs and pay-downs on existing problem credits and a significant reduction in the migration of new credits to non-performing status.

The provision for loan and lease losses totaled $1.2 million for the second quarter of 2011 compared to $6.1 million for the second quarter of 2010 and $1.5 million for the first quarter of 2011. The decrease from the prior year quarter was primarily the result of a lower level of non-performing loans at June 30, 2011 compared to June 30, 2010.

Loan charge-offs, net of recoveries, totaled $4.8 million for the second quarter of 2011 compared to net charge-offs of $4.3 million for the second quarter of 2010 and net charge-offs of $4.7 million for the first quarter of 2011. The allowance for loan and lease losses represented 2.58% of outstanding loans and leases and 72% of non-performing loans at June 30, 2011 compared to 3.22% of outstanding loans and leases and 65% of non-performing loans at June 30, 2010 and 2.74% of outstanding loans and leases and 67% of non-performing loans at March 31, 2011. Non-performing loans includes accruing loans 90 days or more past due and restructured loans.

Income Statement Review

Net interest income for the second quarter of 2011 decreased by $0.8 million compared to the second quarter of 2010 due primarily to a decrease in interest income resulting from lower loan balances during the quarter. This decline in interest income was somewhat offset by a decrease in interest expense as average rates paid on deposit products decreased together with a planned run-off in average deposits.  These factors resulted in a net interest margin that was unchanged for the second quarter of 2011 compared to the second quarter of the prior year.

Non-interest income increased $0.1 million or 1% to $10.8 million for the second quarter of 2011 compared to $10.7 million for the second quarter of 2010.  This increase was due primarily to increases in trust and investment management fees of $0.5 million or 19% and fees on sales of investment products, which increased $0.1 million or 7%, both due largely to increased assets under management. These increases were partially offset by lower deposit service charges, which declined $0.4 million or 13% as a result of the impact of recently enacted legislation on overdraft fees.

Non-interest expenses were $25.8 million for the second quarter of 2011 compared to $24.8 million in the second quarter of 2010, an increase of $1.0 million or 4%. This increase was driven by an increase of $0.5 million or 3% in salaries and benefits expense due to higher salary and incentive compensation expenses. Other non-interest expenses increased $0.9 million or 28% due largely to losses on sales of other real estate owned.  These increases were partially offset by lower FDIC insurance premiums.

Net interest income for the first six months of 2011 decreased by $1.0 million from the same period of the prior year as a result of the decline in interest income due mainly to lower loan balances and selected loans placed on non-accrual status during this period. The impact of a $5.1 million decline in interest income was substantially mitigated by a $4.1 million decline in interest expense as average rates paid on deposit products decreased, although at a slower pace. This resulted in a net interest margin for the first six months of 2011 of 3.62% compared to 3.57% for first six months of 2010.

Non-interest income decreased $0.7 million or 3% to $20.8 million for the first six months of 2011 as compared to $21.5 million in 2010.  Deposit service charges declined $0.7 million as a result of the impact of recently enacted legislation on overdraft fees.  Trust and investment management fees increased $0.8 million or 17% primarily due to growth in assets under management.  Fees on sales of investment products increased $0.2 million or 11% due to an increase in managed assets and increased sales of financial products. These increases in asset management fee income substantially offset the erosion experienced in deposit service fee income.  Visa check fees increased $0.2 million or 12% due to increased volume of electronic transactions.  Net security gains declined $0.2 million in the first six months of 2011 as compared to 2010.

Non-interest expenses were $51.9 million in the first six months of 2011 compared to $49.6 million in the same period of 2010, an increase of $2.3 million or 5%. Salaries and benefits expense increased $1.7 million or 6% due primarily to higher salary and incentive compensation expenses.  Other non-interest expenses increased $1.3 million or 17% due largely to losses on sales of other real estate owned and loan work out expenses as the Company continued to reduce the level of nonperforming assets.  These increases were partially offset by a reduction in outside data services expense and lower FDIC insurance premiums.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 P.M. (ET).  A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 877-380-5664. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) August 21, 2011.  A telephone voice replay will also be available during that same time period at 800-642-1687.  Please use pass code #78461587 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 44 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Arlington, Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:    DSchrider@sandyspringbank.com
PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2010, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(Dollars in thousands, except per share data)	2011	2010	Change	2011	2010	Change
Results of Operations:
Net interest income	$28,154	$28,996	(3)%	$56,164	$57,155	(2)%
Provision for loan and lease losses	1,151	6,107	(81)	2,666	21,132	(87)
Non-interest income	10,802	10,674	1	20,794	21,521	(3)
Non-interest expenses	25,838	24,758	4	51,900	49,571	5
Income before income taxes	11,967	8,805	36	22,392	7,973	181
Net income	8,296	6,259	33	15,587	6,760	131
Net income available to common stockholders	$8,296	$5,056	64	$15,587	$4,357	-

Return on average assets (1)	0.93%	0.56%		0.89%	0.24%
Return on average common equity (1)	8.03%	5.13%		7.65%	2.50%
Net interest margin	3.58%	3.58%		3.62%	3.57%
Efficiency ratio - GAAP (3)	66.33%	62.41%		67.44%	63.01%
Efficiency ratio - Non-GAAP (3)	62.82%	59.44%		63.94%	60.25%

Per share data:
Basic net income	$0.34	$0.26	31%	$0.65	$0.33	97%
Basic net income per common share	0.34	0.21	62	0.65	0.21	-
Diluted net income	0.34	0.26	31	0.65	0.33	97
Diluted net income per common share	0.34	0.21	62	0.65	0.21	-
Dividends declared per common share	0.08	0.01	-	0.16	0.02	-
Book value per common share	17.58	16.80	5	17.58	16.80	5
Average fully diluted shares	24,130,357	24,033,158	-	24,123,183	20,654,797	17

Financial Condition at period-end:
Assets	$3,612,016	$3,701,150	(2)%	$3,612,016	$3,701,150	(2)%
Total loans and leases	2,137,920	2,218,832	(4)	2,137,920	2,218,832	(4)
Investment securities	1,128,589	1,062,541	6	1,128,589	1,062,541	6
Deposits	2,657,861	2,659,956	-	2,657,861	2,659,956	-
Stockholders' equity	423,684	483,681	(12)	423,684	483,681	(12)

Capital ratios:
Tier 1 leverage	10.64%	12.00%		10.64%	12.00%
Tier 1 capital to risk-weighted assets	14.75%	16.50%		14.75%	16.50%
Total regulatory capital to risk-weighted assets	16.01%	17.77%		16.01%	17.77%
Tangible common equity to tangible assets (4)	9.51%	8.63%		9.51%	8.63%
Average equity to average assets	11.63%	13.05%		11.63%	11.93%

Credit quality ratios:
Allowance for loan and lease losses to loans and leases	2.58%	3.22%		2.58%	3.22%
Nonperforming loans to total loans	3.58%	4.93%		3.58%	4.93%
Nonperforming assets to total assets	2.31%	3.19%		2.31%	3.19%
Annualized net charge-offs to average loans and leases (2)	0.90%	0.77%		0.90%	1.28%

(1)	Calculation utilizes net income available to common stockholders.
(2)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.
(3)
The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; OTTI; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

(4)
The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2011	2010	2011	2010
GAAP efficiency ratio:
Non-interest expenses	$25,838	$24,758	$51,900	$49,571
Net interest income plus non-interest income	$38,956	$39,670	$76,958	$78,676

Efficiency ratio–GAAP	66.33%	62.41%	67.44%	63.01%

Non-GAAP efficiency ratio:
Non-interest expenses	$25,838	$24,758	$51,900	$49,571
Less non-GAAP adjustment:
Amortization of intangible assets	462	496	923	992
Non-interest expenses as adjusted	$25,376	$24,262	$50,977	$48,579

Net interest income plus non-interest income	$38,956	$39,670	$76,958	$78,676
Plus non-GAAP adjustment:
Tax-equivalent income	1,427	1,155	2,734	2,163
Less non-GAAP adjustments:
Securities gains	32	95	52	298
OTTI recognized in earnings	(43)	(89)	(84)	(89)
Net interest income plus non-interest income - as adjusted	$40,394	$40,819	$79,724	$80,630

Efficiency ratio–Non-GAAP	62.82%	59.44%	63.94%	60.25%

Tangible common equity ratio:
Total stockholders' equity	$423,684	$483,681	$423,684	$483,681
Accumulated other comprehensive income	(5,484)	(6,825)	(5,484)	(6,825)
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(5,656)	(7,546)	(5,656)	(7,546)
Preferred stock	-	(80,420)	-	(80,420)
Tangible common equity	$335,728	$312,074	$335,728	$312,074

Total assets	$3,612,016	$3,701,150	$3,612,016	$3,701,150
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(5,656)	(7,546)	(5,656)	(7,546)
Tangible assets	$3,529,544	$3,616,788	$3,529,544	$3,616,788

Tangible common equity ratio	9.51%	8.63%	9.51%	8.63%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION  - UNAUDITED

	June 30,	December 31,	June 30,
(Dollars in thousands)	2011	2010	2010
Assets
Cash and due from banks	$76,552	$44,696	$43,208
Federal funds sold	1,231	1,813	1,602
Interest-bearing deposits with banks	42,927	16,608	139,358
Cash and cash equivalents	120,710	63,117	184,168
Residential mortgage loans held for sale (at fair value)	11,650	22,717	15,398
Investments available-for-sale (at fair value)	995,496	907,283	915,719
Investments held-to-maturity — fair value of $103,054, $104,124 and $117,342 at June 30, 2011, December 31, 2010 and June 30, 2010, respectively	100,030	101,590	112,491
Other equity securities	33,063	34,070	34,331
Total loans and leases	2,137,920	2,156,232	2,218,832
Less: allowance for loan and lease losses	(55,246)	(62,135)	(71,377)
Net loans and leases	2,082,674	2,094,097	2,147,455
Premises and equipment, net	48,921	49,004	48,592
Other real estate owned	6,951	9,493	8,730
Accrued interest receivable	13,088	12,570	13,521
Goodwill	76,816	76,816	76,816
Other intangible assets, net	5,656	6,578	7,546
Other assets	116,961	142,053	136,383
Total assets	$3,612,016	$3,519,388	$3,701,150

Liabilities
Noninterest-bearing deposits	$648,605	$566,812	$593,007
Interest-bearing deposits	2,009,256	1,983,060	2,066,949
Total deposits	2,657,861	2,549,872	2,659,956
Securites sold under retail repurchase agreements and federal funds purchased	65,214	96,243	86,062
Advances from FHLB	405,583	405,758	409,434
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	24,674	24,946	27,017
Total liabilities	3,188,332	3,111,819	3,217,469

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized, issued and outstanding 83,094, net of discount of $2,674 at June 30, 2010	-	-	80,420
Common stock — par value $1.00; shares authorized 50,000,000; shares issued and outstanding 24,095,123, 24,046,627 and 23,998,950 at June 30, 2011, December 31, 2010 and June 30, 2010, respectively	24,095	24,047	23,999
Warrants	-	3,699	3,699
Additional paid in capital	177,303	177,344	176,167
Retained earnings	216,802	205,099	192,571
Accumulated other comprehensive income (loss)	5,484	(2,620)	6,825
Total stockholders' equity	423,684	407,569	483,681
Total liabilities and stockholders' equity	$3,612,016	$3,519,388	$3,701,150

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2011	2010	2011	2010
Interest Income:
Interest and fees on loans and leases	$26,816	$29,284	$53,806	$58,658
Interest on loans held for sale	124	92	246	173
Interest on deposits with banks	21	63	39	97
Interest and dividends on investment securities:
Taxable	5,649	6,298	11,089	12,304
Exempt from federal income taxes	2,398	1,771	4,577	3,635
Interest on federal funds sold	-	-	1	1
Total interest income	35,008	37,508	69,758	74,868
Interest Expense:
Interest on deposits	2,987	4,568	5,900	9,858
Interest on retail repurchase agreements and federal funds purchased	53	65	106	137
Interest on advances from FHLB	3,590	3,653	7,141	7,273
Interest on subordinated debt	224	226	447	445
Total interest expense	6,854	8,512	13,594	17,713
Net interest income	28,154	28,996	56,164	57,155
Provision for loan and lease losses	1,151	6,107	2,666	21,132
Net interest income after provision for loan and lease losses	27,003	22,889	53,498	36,023
Non-interest Income:
Investment securities gains	32	95	52	298
Total other-than-temporary impairment ("OTTI") losses	(43)	(834)	(102)	(834)
Portion of OTTI losses recognized in other comprehensive income, before taxes	-	745	18	745
Net OTTI recognized in earnings	(43)	(89)	(84)	(89)
Service charges on deposit accounts	2,437	2,791	4,689	5,417
Mortgage banking activities	808	806	1,263	1,234
Fees on sales of investment products	1,005	941	1,863	1,682
Trust and investment management fees	3,018	2,534	5,805	4,983
Insurance agency commissions	953	928	2,133	2,917
Income from bank owned life insurance	654	703	1,300	1,396
Visa check fees	949	855	1,783	1,595
Other income	989	1,110	1,990	2,088
Total non-interest income	10,802	10,674	20,794	21,521
Non-interest Expenses:
Salaries and employee benefits	14,676	14,181	29,300	27,552
Occupancy expense of premises	2,790	2,709	5,933	5,799
Equipment expenses	1,128	1,304	2,270	2,518
Marketing	709	573	1,194	1,089
Outside data services	999	918	1,994	2,041
FDIC insurance	736	1,186	1,780	2,327
Amortization of intangible assets	462	496	923	992
Other expenses	4,338	3,391	8,506	7,253
Total non-interest expenses	25,838	24,758	51,900	49,571
Income before income taxes	11,967	8,805	22,392	7,973
Income tax expense	3,671	2,546	6,805	1,213
Net income	$8,296	$6,259	$15,587	$6,760
Preferred stock dividends and discount accretion	-	1,203	-	2,403
Net income available to common stockholders	$8,296	$5,056	$15,587	$4,357

Net Income Per Share Amounts:
Basic net income per share	$0.34	$0.26	$0.65	$0.33
Basic net income per common share	0.34	$0.21	0.65	0.21
Diluted net income per share	$0.34	$0.26	$0.65	$0.33
Diluted net income per common share	0.34	$0.21	0.65	0.21
Dividends declared per common share	$0.08	$0.01	$0.16	$0.02

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2011		2010
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$36,435	$36,057	$37,466	$38,688	$38,663	$38,368
Interest expense	6,854	6,740	7,161	7,868	8,512	9,201
Tax-equivalent net interest income	29,581	29,317	30,305	30,820	30,151	29,167
Tax-equivalent adjustment	1,427	1,307	1,352	1,321	1,155	1,008
Provision for loan and lease losses	1,151	1,515	2,323	2,453	6,107	15,025
Non-interest income	10,802	9,992	11,722	10,539	10,674	10,847
Non-interest expenses	25,838	26,062	26,201	25,140	24,758	24,813
Income (loss) before income taxes	11,967	10,425	12,151	12,445	8,805	(832)
Income tax expense (benefit)	3,671	3,134	3,875	3,961	2,546	(1,333)
Net Income	8,296	7,291	8,276	8,484	6,259	501
Net Income (loss) available to common stockholders	$8,296	$7,291	$6,604	$6,410	$5,056	$(699)
Financial ratios:
Return on average assets	0.93%	0.84%	0.73%	0.70%	0.56%	(0.08)%
Return on average common equity	8.03%	7.26%	6.34%	6.26%	5.13%	(0.92)%
Net interest margin	3.58%	3.65%	3.61%	3.64%	3.58%	3.56%
Efficiency ratio - GAAP (1)	66.33%	68.58%	64.42%	62.79%	62.41%	63.61%
Efficiency ratio - Non-GAAP (1)	62.82%	65.09%	61.85%	59.08%	59.44%	61.08%
Per share data:
Basic net income per share	$0.34	$0.30	$0.34	$0.35	$0.26	$0.03
Basic net income (loss) per common share	0.34	0.30	0.27	0.27	0.21	(0.04)
Diluted net income per share	0.34	0.30	0.34	0.35	0.26	0.03
Diluted net income (loss) per common share	0.34	0.30	0.27	0.27	0.21	(0.04)
Dividends declared per common share	0.08	0.08	0.01	0.01	0.01	0.01
Book value per common share	17.58	16.99	16.95	17.14	16.80	16.33
Average fully diluted shares	24,130,357	24,115,906	24,087,482	24,102,497	24,033,158	17,243,415
Non-interest income:
Securities gains	$32	$20	$473	$25	$95	$203
Net OTTI recognized in earnings	(43)	(41)	(43)	(380)	(89)	-
Service charges on deposit accounts	2,437	2,252	2,342	2,567	2,791	2,626
Mortgage banking activities	808	455	914	1,516	806	428
Fees on sales of investment products	1,005	858	974	782	941	741
Trust and investment management fees	3,018	2,787	2,799	2,505	2,534	2,449
Insurance agency commissions	953	1,180	1,334	978	928	1,989
Income from bank owned life insurance	654	646	695	709	703	693
Visa check fees	949	834	887	843	855	740
Other income	989	1,001	1,347	994	1,110	978
Total non-interest income	$10,802	$9,992	$11,722	$10,539	$10,674	$10,847
Non-interest expense:
Salaries and employee benefits	$14,676	$14,624	$14,077	$13,841	$14,181	$13,371
Occupancy expense of premises	2,790	3,143	2,852	2,826	2,709	3,090
Equipment expenses	1,128	1,142	1,153	1,137	1,304	1,214
Marketing	709	485	681	589	573	516
Outside data services	999	995	985	966	918	1,123
FDIC insurance	736	1,044	1,114	1,056	1,186	1,141
Amortization of intangible assets	462	461	472	495	496	496
Other expenses	4,338	4,168	4,867	4,230	3,391	3,862
Total non-interest expense	$25,838	$26,062	$26,201	$25,140	$24,758	$24,813

(1) The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization and the goodwill impairment loss; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2011		2010
(Dollars in thousands)	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$445,605	$444,519	$436,534	$442,723	$458,502	$460,129
Residential construction loans	81,425	84,939	91,273	92,485	86,393	83,902
Commercial ADC loans	149,215	151,135	151,061	153,139	155,751	177,498
Commercial investor real estate loans	353,749	355,967	327,782	335,426	328,244	316,336
Commercial owner occupied real estate loans	511,271	509,215	503,286	511,453	511,673	518,271
Commercial business loans	225,624	231,448	250,255	240,671	263,886	279,520
Leasing	10,200	12,477	15,551	17,895	20,823	23,474
Consumer loans	360,831	360,349	380,490	391,415	393,560	397,527
Total loans and leases	2,137,920	2,150,049	2,156,232	2,185,207	2,218,832	2,256,657
Less: allowance for loan and lease losses	(55,246)	(58,918)	(62,135)	(67,282)	(71,377)	(69,575)
Net loans and leases	2,082,674	2,091,131	2,094,097	2,117,925	2,147,455	2,187,082
Goodwill	76,816	76,816	76,816	76,816	76,816	76,816
Other intangible assets, net	5,656	6,118	6,578	7,050	7,546	8,042
Total assets	3,612,016	3,549,533	3,519,388	3,606,617	3,701,150	3,673,246
Total deposits	2,657,861	2,599,634	2,549,872	2,585,496	2,659,956	2,653,448
Customer repurchase agreements	65,214	75,516	86,243	97,884	86,062	78,416
Total stockholders' equity	423,684	409,076	407,569	451,717	483,681	471,857
Quarterly average balance sheets:
Residential mortgage loans	$455,803	$458,329	$461,700	$466,437	$467,970	$462,803
Residential construction loans	84,144	85,891	92,033	87,522	85,617	89,732
Commercial ADC loans	149,773	149,071	155,795	154,863	165,510	182,918
Commercial investor real estate loans	352,668	340,008	330,717	335,279	324,717	317,671
Commercial owner occupied real estate loans	509,273	500,875	505,248	512,370	512,997	522,398
Commercial business loans	225,646	236,949	240,083	253,058	271,839	292,844
Leasing	11,154	14,009	16,562	19,295	22,329	24,648
Consumer loans	362,098	367,261	387,375	393,491	395,833	398,233
Total loans and leases	2,150,559	2,152,393	2,189,513	2,222,315	2,246,812	2,291,247
Securities	1,121,325	1,054,740	1,112,128	1,058,175	1,013,756	970,681
Total earning assets	3,305,059	3,237,556	3,332,705	3,360,758	3,379,388	3,318,070
Total assets	3,566,278	3,500,807	3,594,812	3,620,881	3,645,090	3,591,786
Total interest-bearing liabilities	2,519,114	2,485,451	2,534,716	2,571,000	2,596,353	2,653,187
Noninterest-bearing demand deposits	607,092	582,441	587,570	568,835	547,245	524,313
Total deposits	2,607,854	2,548,117	2,584,025	2,607,190	2,612,633	2,640,853
Customer repurchase agreements	70,313	79,067	92,049	87,927	85,178	81,622
Total stockholders' equity	414,624	407,007	446,256	455,101	475,521	387,099
Capital and credit quality measures:
Average equity to average assets	11.63%	11.63%	12.41%	12.57%	13.05%	10.78%
Allowance for loan and lease losses to loans and leases	2.58%	2.74%	2.88%	3.08%	3.22%	3.08%
Non-performing loans to total loans	3.58%	4.11%	4.08%	4.27%	4.93%	6.05%
Non-performing assets to total assets	2.31%	2.71%	2.78%	2.87%	3.19%	3.90%
Annualized net charge-offs to average loans and leases (1)	0.90%	0.89%	1.37%	1.18%	0.77%	1.78%
Allowance for loan and lease losses to non-performing loans	72.22%	66.69%	70.57%	72.08%	65.30%	50.98%
Net charge-offs	$4,823	$4,732	$7,470	$6,548	$4,305	$10,009
Non-performing assets:
Non-accrual loans and leases	$64,018	$66,905	$63,327	$73,876	$83,887	$110,719
Loans and leases 90 days past due	4,177	7,176	14,154	18,268	24,226	25,085
Restructured loans and leases	8,299	14,266	10,571	1,199	1,199	682
Total non-performing loans	76,494	88,347	88,052	93,343	109,312	136,486
Other real estate owned, net	6,951	7,960	9,493	10,011	8,730	6,796
Other assets owned	-	-	200	200	-	-
Total non-performing assets	$83,445	$96,307	$97,745	$103,554	$118,042	$143,282

(1) Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended June 30,
	2011			2010
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$455,803	$5,631	4.93%	$467,970	$6,429	5.50%
Residential construction loans	84,144	641	3.06	85,617	987	4.63
Commercial ADC loans	149,773	1,590	4.26	165,510	1,689	4.14
Commercial investor real estate loans	352,668	5,249	5.94	324,717	4,933	6.09
Commercial owner occupied real estate loans	509,273	7,497	5.93	512,997	7,794	6.09
Commercial business loans	225,646	2,805	4.99	271,839	3,290	4.85
Leasing	11,154	190	6.82	22,329	405	7.24
Consumer loans	362,098	3,337	3.72	395,833	3,849	3.92
Total loans and leases (2)	2,150,559	26,940	5.02	2,246,812	29,376	5.24
Taxable securities	873,062	5,983	2.74	856,205	6,543	3.06
Tax-exempt securities (4)	248,263	3,491	5.62	157,551	2,681	6.92
Interest-bearing deposits with banks	31,863	21	0.26	117,019	63	0.21
Federal funds sold	1,312	-	0.13	1,801	-	0.18
Total interest-earning assets	3,305,059	36,435	4.42	3,379,388	38,663	4.59

Less: allowance for loan and lease losses	(58,504)			(72,137)
Cash and due from banks	46,341			44,059
Premises and equipment, net	49,167			48,776
Other assets	224,215			245,004
Total assets	$3,566,278			$3,645,090

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$343,060	104	0.12%	$292,402	91	0.12%
Regular savings deposits	184,688	53	0.11	165,977	51	0.12
Money market savings deposits	854,003	1,022	0.48	882,877	1,308	0.59
Time deposits	619,011	1,808	1.17	724,133	3,118	1.73
Total interest-bearing deposits	2,000,762	2,987	0.60	2,065,389	4,568	0.89
Other borrowings	77,731	53	0.28	85,178	65	0.30
Advances from FHLB	405,621	3,590	3.55	410,786	3,653	3.57
Subordinated debentures	35,000	224	2.56	35,000	226	2.58
Total interest-bearing liabilities	2,519,114	6,854	1.09	2,596,353	8,512	1.31

Noninterest-bearing demand deposits	607,092			547,245
Other liabilities	25,448			25,971
Stockholders' equity	414,624			475,521
Total liabilities and stockholders' equity	$3,566,278			$3,645,090

Net interest income and spread		$29,581	3.33%		$30,151	3.28%
Less: tax-equivalent adjustment		1,427			1,155
Net interest income		$28,154			$28,996

Interest income/earning assets			4.42%			4.59%
Interest expense/earning assets			0.84			1.01
Net interest margin			3.58%			3.58%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2011 and  2010. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.4 million and $1.2 million in 2011 and 2010, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Six Months Ended June 30,
	2011			2010
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$457,059	$11,374	4.97%	$465,401	$12,908	5.55%
Residential construction loans	85,013	1,549	3.68	87,663	2,081	4.79
Commercial ADC loans	149,424	3,125	4.22	160,921	2,898	3.63
Commercial investor real estate loans	346,410	10,328	5.98	334,835	10,048	6.05
Commercial owner occupied real estate loans	505,060	14,926	5.99	517,295	15,523	6.05
Commercial business loans	231,267	5,648	4.93	282,283	6,853	4.89
Leasing	12,574	419	6.66	23,482	844	7.19
Consumer loans	364,665	6,683	3.72	397,027	7,676	3.91
Total loans and leases (2)	2,151,472	54,052	5.06	2,268,907	58,831	5.22
Taxable securities	860,042	11,766	2.74	829,326	12,764	3.08
Tax-exempt securities (4)	228,175	6,634	5.81	163,011	5,338	6.87
Interest-bearing deposits with banks	30,359	39	0.26	85,890	97	0.23
Federal funds sold	1,447	1	0.15	1,764	1	0.16
Total interest-earning assets	3,271,495	72,492	4.45	3,348,898	77,031	4.64

Less: allowance for loan and lease losses	(60,040)			(69,680)
Cash and due from banks	44,654			44,545
Premises and equipment, net	49,178			49,058
Other assets	228,437			245,764
Total assets	$3,533,724			$3,618,585

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$330,470	176	0.11%	$283,313	175	0.12%
Regular savings deposits	180,067	95	0.11	162,009	87	0.11
Money market savings deposits	850,359	1,956	0.46	896,163	2,881	0.65
Time deposits	622,420	3,673	1.19	749,339	6,715	1.81
Total interest-bearing deposits	1,983,316	5,900	0.60	2,090,824	9,858	0.95
Other borrowings	78,395	106	0.27	87,665	137	0.32
Advances from FHLB	405,665	7,141	3.55	411,125	7,273	3.57
Subordinated debentures	35,000	447	2.55	35,000	445	2.54
Total interest-bearing liabilities	2,502,376	13,594	1.10	2,624,614	17,713	1.36

Noninterest-bearing demand deposits	594,835			535,843
Other liabilities	25,676			26,574
Stockholders' equity	410,837			431,554
Total liabilities and stockholders' equity	$3,533,724			$3,618,585

Net interest income and spread		$58,898	3.35%		$59,318	3.28%
Less: tax-equivalent adjustment		2,734			2,163
Net interest income		$56,164			$57,155

Interest income/earning assets			4.45%			4.64%
Interest expense/earning assets			0.83			1.07
Net interest margin			3.62%			3.57%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2011 and  2010. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $2.7 million and $2.2 million in 2011 and 2010, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.